LOAN, GUARANTEE, AND COLLATERAL AGREEMENT

made by

PROBE MANUFACTURING, INC., CLEAN ENERGY HRS LLC

and

THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO

in favor of

ETI PARTNERS IV LLCas Collateral Agent

Dated as of September 11, 2015

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

TABLE OF CONTENTS

SCHEDULES
4.3	Actions to Perfect
4.4	Jurisdiction of Organization; Location of Collateral
4.5	Pledged Investments
4.7	Intellectual Property
4.8	Deposit Accounts, Securities Accounts and Commodity Accounts
4.9	Commercial Tort Claims
4.10	Letter-of-Credit Rights
9.2	Notice Addresses of Borrowers

ANNEXES

I	Form of Acknowledgement of Pledge
II	Form of Assumption Agreement
III	Notice of Grant of Security Interest in Trademarks
IV	Notice of Grant of Security Interest in Patents

LOAN, GUARANTEE, AND COLLATERAL AGREEMENT

LOAN, GUARANTEE, AND COLLATERAL AGREEMENT, dated as of September 11, 2015 (as amended, supplemented or otherwise modified from time to time, this “Agreement”) by and among Probe Manufacturing, Inc., a Nevada corporation (“Parent”), Clean Energy HRS LLC, a California limited liability company (“CEHRS,” and together with Parent, the “Company”), and each of the other Guarantors (as defined below) in favor of ETI Partners IV LLC, a Delaware limited liability company, in its capacity as collateral agent pursuant to the TC&F Agreement (as defined below) and this Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”), for the benefit of the Collateral Agent and the other Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Transaction Completion and Financing Agreement, dated as of September 11, 2015 (as amended, supplemented or otherwise modified from time to time, the “TC&F Agreement”) by and among the Company, the several investors from time to time party thereto (the “Investors”) and the Collateral Agent, the Company has requested the Collateral Agent’s assistance in satisfying the Financial Conditions (as defined in the TC&F Agreement) for the specific purposes of enabling the Company to complete the Acquisition Transaction (as defined in the TC&F Agreement), helping the Company restructure its current indebtedness, helping the Company acquire needed director, management, marketing, sales and related support and resources and providing a capital resource for the Company following the completion of the Asset Acquisition as provided above;

WHEREAS Parent has proposed that Parent issue to the Collateral Agent a seventy percent (70%) stake in Parent to induce the Collateral Agent to participate with the Company in helping the Company satisfy the Financial Conditions in such a manner that facilitates completion of the Acquisition Transaction and assists the Company in acquiring such other assistance, support, and resources;

WHEREAS the Company represents that the Seller’s Financial Conditions will have been satisfied upon completion of the Acquisition Transaction (acquisition of the Business by HRS) and that there shall be no continuing Seller Financial Conditions following completion of the Acquisition Transaction, enabling the stockholders, directors and management of the Company to determine the optimal financing plan for the Company on a prospective basis;

WHEREAS the Company and the Collateral Agent wish by the TC&F Agreement and this Agreement both to facilitate the completion of the Acquisition Transaction and also to set forth the framework in which the Company, with the Collateral Agent’s participation and support as a major stockholder in Parent, may obtain from Investors the initial financing required for completion of the Acquisition Transaction and the prospective financing required for anticipated operation of the Company and may obtain additional support and resources needed by the Company following completion of the Acquisition Transaction;

WHEREAS Investors, as they may be identified from time to time, will severally and not jointly provide to the Company various loans, investment or other financial accommodation in such forms as are agreed between Investors and the Company (“Financing”) upon the framework set forth in the TC&F Agreement and this Agreement and upon the terms and conditions to be set forth in supplemental agreements and security documents (together with the TC&F Agreement and this Agreement, the “Financing Documents”);

WHEREAS the Company is a member of an affiliated group of companies that includes each of the Guarantors (together with the entities constituting the Company, the “Borrowers”);

WHEREAS the Borrowers are engaged in related businesses, and each Borrower will derive substantial direct and indirect benefit from the Financing provided under the Financing Documents; and

WHEREAS it is a condition to the obligation of the initial Investor and the Collateral Agent to enter into the TC&F Agreement and acquire the Shares thereunder and to the obligation of Investors to provide Financing that the Borrowers shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the initial Investor to enter into the TC&F Agreement and acquire the Shares and to Investors to provide Financing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Borrower hereby agrees with the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, as follows:

SECTION 1 DEFINED TERMS

1.1

Definitions.

(a) Unless otherwise defined herein, terms defined or whose usage is designated in the TC&F Agreement and used herein shall have the meanings given to or designated for them in the TC&F Agreement.

(b)

The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Promissory Note, Security, Securities Account, and Supporting Obligations.

(c)

The following terms, in addition to those terms defined elsewhere in this Agreement, shall have the following meanings:

“Borrowing Base”: as at any date, as reflected in a Borrowing Base Certificate, the sum of (a) 80% (or such other percentage as the Majority Investors shall, in their discretion, specify to Parent (through the Collateral Agent) as being appropriate for these purposes) of the aggregate amount of Eligible Receivables at that date plus (b) 50% (or such other percentage as the Majority Investors shall, in their discretion, specify to Parent (through the Collateral Agent) as being appropriate for these purposes) of the aggregate value of Eligible Inventory at that date minus (c) an amount equal to two times the average aggregate monthly commissions or processing fees payable to bailees, warehousemen, terminal operators, Processors (as defined in the definition of “Eligible Inventory”) or other third parties holding Inventory during the period of two fiscal quarters of Parent most recently ended on or before that date, provided that in no event shall the portion of the Borrowing Base (calculated before giving effect to clause (a) of this definition) attributable to Eligible Inventory exceed 60% of the Borrowing Base (so calculated) and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 60% minus (d) the aggregate amount of any other obligations of Borrowers that are pari passu with Obligations at that date.  The “value” of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in, first-out basis.

“Borrowing Base Certificate”: a certificate of the chief financial officer of Parent, in form and substance acceptable to the Majority Investors and appropriately completed and signed.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Flow”: for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:  (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period minus (c) Capital Expenditures made during such period to the extent not exceeding the amount permitted to be made during such period.

“Casualty Event”: with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4 herein.

“Company Obligations”:  the collective reference to each Obligation of Borrowers to the Collateral Agent or any other Secured Party arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Consolidated Subsidiary”: shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Copyright Licenses”:  any written agreements providing for the grant by or to any Borrower of any right under any Copyright, including any of the foregoing referred to in Schedule 5.7.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 5.7), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Credit Termination Date”: December 31, 2017 or such earlier date that is stated to be a maturity date of any particular Loan.

“Debt Service”: for any period, the sum, for Parent and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:  (a) all payments of principal of Indebtedness scheduled to be made during such period plus (b) all Interest Expense for such period.

“Default”: an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Disposition”: any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

“Disregarded Person”:  a Person who is disregarded as an entity separate from its owner for United States federal income tax purposes pursuant to Treasury Regulation Section 301.7701-2(c)(2).

“Dollars” and “$”:  dollars in lawful currency of the United States

“Eligible Inventory”: as at any date, the sum of the following (determined without duplication):

(a)

all Inventory (i) that is owned by (and in the possession or under the control of) the Company or any Guarantor as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as to which appropriate Uniform Commercial Code financing statements have been filed naming such Borrower as “debtor” and the Collateral Agent as “secured party,” (iv) that is in good condition, (v) that meets all standards imposed by any Governmental Person having regulatory authority over such Inventory, its use or sale and (vi) that is either currently usable or currently saleable in the normal course of such Borrower’s business without any notice to, or consent of, any Governmental Person (excluding however, except to the extent that the Majority Investors otherwise agree with respect to any specific customer or Processor, any such Inventory which has been shipped to a customer of such Borrower, including Processors referred to below, even if on a consignment or “sale or return” basis), plus

(b)

all Inventory being processed by third parties on behalf of the Company or any Guarantor (any such third party, a “Processor”) as at such date, but only to the extent that such Borrower shall have filed an appropriate Uniform Commercial Code financing statement in the respective jurisdiction in which such Inventory is located naming the respective Processor as “debtor,” such Borrower as “secured party” and the Collateral Agent as “assignee” and delivered to the Collateral Agent an opinion of counsel satisfactory to the Collateral Agent to the effect that (i) to the extent such arrangement constitutes a consignment or security interest under applicable law, such Borrower has a valid perfected security interest in such Inventory, (ii) by virtue of the applicable security agreement, such security interest has been validly assigned to the Collateral Agent and (iii) accordingly the Collateral Agent has a valid and perfected security interest in such Inventory under the applicable security agreement, provided that (x) in no event shall Inventory that has been held by the Company or any Guarantor as inventory for more than 180 days be “Eligible Inventory” and (y) the Majority Investors (through the Collateral Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Majority Investors (in their sole discretion) determine to be unmarketable.

“Eligible Receivables”: as at any date, the aggregate amount of all Receivables at such date payable to the Company or any Guarantor other than the following (determined without duplication):

(a)

any Receivable not payable in Dollars,

(b)

any Receivable that, at the date of issuance of the original invoice for the related Inventory, was payable more than 60 days after shipment of such Inventory,

(c)

any Receivable due from a Subsidiary or Affiliate of such Borrower,

(d)

any Receivable due from an account debtor whose principal place of business is located outside of the United States of America, unless approved by the Majority Investors,

(e)

any Receivable due from an account debtor that the Majority Investors (through the Collateral Agent) have notified Parent does not have a satisfactory credit standing (as determined in the sole discretion of the Majority Investors),

(f)

any Receivable that remains unpaid for more than 90 days after the date of the issuance of the original invoice for the related Inventory or is more than 30 days past due,

(g)

all Receivables of any account debtor if more than 25% of the aggregate amount of the Receivables due from such account debtor shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original invoices for the related Inventory or are more than 30 days past due,

(h)

all Receivables due from any account debtor if the Receivables due from such account debtor and its Affiliates at the time exceed 30% of all Receivables then payable to the Company or any Guarantor,

(i)

any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount so in dispute),

(j)

any Receivable evidenced by an Instrument not in the possession of the Collateral Agent, and

(k)

any Receivable representing an obligation for goods sold on consignment, approval or a sale or return basis or subject to any other repurchase or return arrangement, except to the extent the Majority Investors (through the Collateral Agent) shall have otherwise agreed in writing.

“Event of Default”: shall have the meaning assigned to that term in Section __.

“Equity Issuance”: (a) any issuance or sale by Parent or by any of its Subsidiaries after the initial Closing Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of Parent or of any of its Subsidiaries and any capital stock of Parent issued upon the exercise of such warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by Parent or by any of its Subsidiaries after the initial Closing Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the term “Equity Issuance” shall not include (x) any such issuance or sale by any Subsidiary of Parent to Parent or to any wholly owned Subsidiary of Parent, (y) any capital contribution by Parent or by any wholly owned Subsidiary of Parent to any Subsidiary of Parent or (z) for purposes of mandatory prepayments of Loans, Equity Issuances to Investors under the TC&F Agreement.

“Excess Cash Flow”: for any period, the excess of (i) Cash Flow for such period over (ii) the sum of (a) Capital Expenditures made during such period plus (b) the aggregate amount of Interest Expense for such period.

“Excluded Equity”:  (i) any voting stock in excess of 66% of each class of the outstanding voting stock of any direct Subsidiary of any one or more Borrowers if such Subsidiary is a Foreign Subsidiary and (ii) any Capital Stock of a Foreign Subsidiary that is a Disregarded Person and which is a Guarantor. For the purposes of this definition, “voting stock” means, as to any Issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)).

“Excluded Property”:  the collective reference to (i) all Excluded Equity, and (ii) any permit, lease, license, contract, instrument or other agreement held by any Borrower that prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation by such Borrower of a Lien thereon, or any permit, lease, license, contract, instrument or other agreement held by any Borrower to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the New York UCC or any other Requirement of Law and (iii) Equipment owned by any Borrower that is subject to a purchase money Lien or a capital lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation of any other Lien on such Equipment; provided, however, that “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Foreign Borrower”:  a Borrower that is a Foreign Subsidiary.

“Foreign Subsidiary”:  a Subsidiary that is not a “United States person” under and as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended

“GAAP”: generally accepted accounting principles applied on a basis consistent with those which are to be used in making the calculations for purposes of determining compliance with this Agreement.

“Governmental Approvals”: any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Person.

“Governmental Person”: any national (U.S. or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body, entity or other Person

“Governmental Rules”: any law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Person.

“Guarantor Obligations”:  with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) each Obligation of such Guarantor to the Collateral Agent or any other Secured Party arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Guarantors”:  the collective reference to each of the Subsidiaries of the Company who are signatories hereto and any other entity that may become a party hereto as a Guarantor as provided herein.

“Indebtedness”:  as defined in the form of Note.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense”: for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:  (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) all dividend payments made by any Subsidiary to CEHRS or Parent during such period to enable CEHRS or Parent to pay interest in respect of Indebtedness.

“Issuers”:  the collective reference to each issuer of a Pledged Investment.

“Loans”: the loans provided for by Section 2.1.

“Majority Investors”: the Investors holding a majority in principal amount of all Loans then outstanding.

“Material Intellectual Property”: with respect to any Borrower, at any time, Intellectual Property owned by or licensed to such Borrower that is necessary or otherwise material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; and “Material Patents,” “Material Copyrights,” and “Material Trademarks” mean all Patents, Copyrights, and Trademarks, respectively, that meet the criteria described above.

“Net Available Proceeds”:

(i)  in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

(ii)  in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection with such Casualty Event and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

(iii)  in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection with such Equity Issuance.

“Net Cash Payments”: with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any noncash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Governmental Person within three months of the date of such Disposition), (b) Net Cash Payments shall not include any cash payment received in any fiscal year to the extent that such cash payment, together with all cash payments with respect to Dispositions theretofore received in such fiscal year, does not exceed $100,000 and (c) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note”: the Master Promissory Note in substantially the form of Exhibit A hereto issued by the Company to the Collateral Agent for the benefit of each respective Secured Party or a separate Promissory Note in substantially the form of Exhibit A hereto issued by a Borrower or Borrowers to an Investor in respect of a Loan made to any Borrower pursuant to the TC&F Agreement or this Agreement or that is otherwise stated to be governed by or entitled to the benefits of this Agreement.

“Obligations”:  (i) the unpaid principal of and interest on (including interest accruing, at the then applicable rate provided in the TC&F Agreement, this Agreement or any Note after the maturity of the Notes and interest accruing at the then applicable rate provided in the TC&F Agreement, this Agreement, or any Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding)) any Loans or other obligations for borrowed money arising under or represented, evidenced, or governed by the TC&F Agreement, this Agreement, or the Notes and (ii) all other obligations and liabilities of any Borrower to the Collateral Agent or to any other Secured Party whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the TC&F Agreement, this Agreement, any Note, any other Transaction Document, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and other charges of counsel to the Collateral Agent or to any other Secured Party that are required to be paid by the Company or any Subsidiary pursuant hereto) or otherwise.

“Patent Licenses”: any written agreements providing for the grant by or to any Borrower of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.7.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions thereof, including any of the foregoing referred to in Schedule 5.7, (ii) all applications for letters patent of the United States or any other country, and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5.7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Debt”:  all Promissory Notes and all debt securities issued to or held by any Borrower, including, but not limited to, the Promissory Notes listed in Schedule 5.5.

“Pledged Investments”:  the collective reference to the Pledged Debt and the Pledged Stock.

“Pledged Stock”:  all the shares of Capital Stock together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Borrower while this Agreement is in effect including, but not limited to, the Capital Stock listed in Schedule 5.5 but excluding any Excluded Equity.

“Post Default Rate”: except as otherwise agreed with respect to any Loan pursuant to Section 2.2, in respect of any Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) or during any period that a Default shall have occurred and be continuing, a rate per annum during the period from and including the due date or Default to but excluding the date on which such amount is paid in full or such Default shall no longer be continuing equal to 400 basis points above the interest rate otherwise in effect from time to time.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Receivable”: as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Company or any Guarantor in respect of Inventory sold or leased and shipped or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper (including any Account), net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes of this Agreement, a credit or rebate paid by check or draft of the Company or any Guarantor shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Borrower on which such check or draft was drawn).

“Secured Obligations”:  (i) in the case of the Company, the Company Obligations, and (ii) in the case of any Guarantor, the Guarantor Obligations.

“Secured Parties”:  collectively, (i) the Collateral Agent, (ii) the Investors, (iii) the holders of the Notes, (iv) the permitted successors and assigns of any of the foregoing, and (v) the Indemnitees.

“Securities Act”:  the Securities Act of 1933, as amended.

“Subordinated Indebtedness”: collectively, (a) Indebtedness of CEHRS to Seller under the Asset Purchase Agreement as evidenced by the Promissory Note (as defined in the Asset Purchase Agreement) and (b) other Indebtedness (i) for which a constituent of the Company is directly and primarily liable, (ii) in respect of which none of the Company other Subsidiaries is contingently or otherwise obligated and (iii) which is subordinated to the obligations of the Company under this Agreement (including in respect of its Guarantee under Section 7) on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Investors.

“Termination Date”:  the date on which all of the following shall have occurred:  (i) the principal of and accrued interest on all outstanding Notes shall have been indefeasibly paid in full and (ii) all fees, expenses, premiums, indemnities and other amounts then due and payable in respect of the Obligations shall have been paid in full; provided that for purposes of Section 3, the Termination Date shall not occur until all Company Obligations have been indefeasibly paid in full.

“Trademark Licenses”:  any written agreements providing for the grant by or to any Borrower of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.7.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill of the business symbolized by the foregoing, all registrations and recordings thereof, and all applications in connection therewith in the United States Patent and Trademark Office or in

any similar office or agency of the United States, or any other country or any political subdivision thereof, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5.7, and (ii) the right to obtain all renewals thereof; provided, that the grant of security interest shall not include any intent-to-use Trademark application that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that an affidavit or statement of use has been filed and accepted.

1.2

Other Definitional Provisions.

(a)  The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Annex and Schedule references are to this Agreement unless otherwise specified.

(b)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Borrower, shall refer to such Borrower’s Collateral or the relevant part thereof.

(d)

Unless the context requires otherwise, (i) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, and contract rights, (iii) any definition of or reference to any agreement, instrument, or other document shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any applicable restrictions set forth herein or in any other Transaction Document), (iv) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any applicable restrictions set forth herein or in any other Transaction Document), and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time.

SECTION 2 LOANS, NOTES, AND PAYMENTS

2.1

Loans.  To make a loan to the Company or any Borrower, a Person shall become an Investor party to the TC&F Agreement and thereby agree, on the terms and conditions of the TC&F Agreement and this Agreement (including Section 2.2 below), to make a loan or loans to a Borrower in Dollars during the period from and including the Closing Date to but not including the date (the “Loan Advance Termination Date”) the aggregate of all Loans from Investors to and investment by Investors and investment in Parent and other Borrowers pursuant to the TC&F Agreement and/or this Agreement total at least Five Million Dollars ($5,000,000) (the “Advance Amount”) (subject to the provisions of Section 2.6).  The terms of each Loan shall be set forth in the Schedule of Investors to the TC&F Agreement and such terms shall be notated by the Collateral Agent on the Master Promissory Note or set forth in a separate Promissory Note as a condition to such Loan.   A Person making such a loan shall become a Secured Party under this Agreement and the loan or loans thereby made to any Borrower shall be governed by and entitled to the benefits of this Agreement.

2.2

Borrowings of Loans.  The Company shall give the Collateral Agent not less than thirty (30) days’ notice of each proposed borrowing of Loans.  Each such notice shall specify the amount of the Loan(s) proposed to be borrowed (subject to an aggregate maximum equal to the Advance Amount) and the proposed date of borrowing (which shall be a Business Day).  The Collateral Agent shall promptly notify Persons proposed to be Investors in the Loan or Loans of the contents of each such notice.  Thereafter Parent, the Collateral Agent, and the Persons proposed to be Investors shall negotiate in good faith regarding the proposed terms of such Loan or Loans.  Upon reaching agreement on the terms of any proposed Loan or Loans, and unless otherwise agreed, each agreeing Investor shall make available the amount of the Loan or Loans to be made by it on such date to the Collateral Agent, at a bank account maintained by the Collateral Agent for such purpose, in immediately available funds, for the account of the respective Borrower or directly to such Borrower(s).  Unless otherwise agreed, any amount so received by the Collateral Agent shall, subject to the terms and conditions of this Agreement, be made available to the respective Borrower(s) by depositing the same, in immediately available funds, in an account of the respective Borrower(s) at a depositary institution or institutions located in California and by written notice to the Collateral Agent designated by Parent.

2.3

Several Obligations; Remedies Independent.  Unless otherwise agreed pursuant to Section 2.2, the obligation of each Person to make any Loan shall be independent of the obligation of any other Person and neither any such Person nor the Collateral Agent shall be responsible for the failure of any other Person to make a Loan to be made by such other Person.  Unless otherwise agreed at the time of agreeing to the terms of a Loan or otherwise consented to by the Collateral Agent, no Investor shall be entitled to take any action to protect or enforce its rights arising out of any Transaction Document without the prior written consent of the Majority Investors or the Collateral Agent.  Except as provided above, the amounts payable by the Company or any Borrower at any time under the TC&F Agreement, this Agreement, and the Notes or any other Transaction Document to any Investor shall be separate and independent debts and each Investor shall be entitled to protect and enforce its rights arising out of the TC&F Agreement, this Agreement, and the Notes or any other Transaction Document, and it shall not be necessary for any other Investor or the Collateral Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.4

Notes.

(a)

The Loans made by each Investor shall, unless otherwise agreed to pursuant to Section 2.2 (including by the Collateral Agent), be evidenced by a single Master Promissory Note of any constituent of the Company or a Borrower in substantially the form of Exhibit A, dated the initial Closing Date, but separately payable to each Investor in the initial amount equal of the principal amount of its Loan or Loans and otherwise duly completed.  It shall be the responsibility of the Collateral Agent to notate the Master Promissory Note with the terms of each Loan evidenced thereby.  If agreed pursuant to Section 2.2, one or more Loans may be evidenced a separate Promissory Note of any Borrower in substantially the form of Exhibit A, dated the respective Closing Date, and separately payable to the Investor(s) making such Loans in the initial amount equal of the principal amount of its or their Loan or Loans and otherwise duly completed.

(b)

The date, amount, type, interest rate, maturity, and other terms, and each payment made on account of the principal of each Loan, shall be recorded by the Collateral Agent (in respect of the Master Promissory Note) or the respective Investor (in respect of a separate Promissory Note) on its books and, prior to any transfer of the Note evidencing one or more of the Loans administered or held by it, endorsed or notated by the Collateral Agent or such Investor on the schedule attached to such Note or any continuation of such Note; provided that the failure of the Collateral Agent such Investor to make any such recordation or endorsement shall not affect the obligations of any constituent of the Company or any Borrower to make a payment when due of any amount owing under the TC&F Agreement, this Agreement, any such Note or any Transaction Document in respect of the Loans to be evidenced by such Note.  Absent manifest error, the original of the Master Promissory Note, as so notated by the Collateral Agent, or the original of any separate Promissory Note, as so notated by an Investor, shall be conclusive and binding evidence of the Loans evidenced thereby, and any Investor, any Secured Party, and the Collateral Agent may at any time and in any proceeding relating to enforcement of any Loan present the original or a copy of such Master Promissory Note or other Promissory Note.

2.5

Optional Prepayments of Loans.  Unless otherwise agreed pursuant to Section 2.2 (such as, for example, in the case of convertible Loans), Borrowers shall have the right to prepay Loans at any time or from time to time, provided that:  (a) Parent shall give the Collateral Agent notice of each such prepayment (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable under this Agreement); and (b) prepayments of the Loans shall be applied to the installments of the Loans in the inverse order of their maturities.

2.6

Mandatory Prepayments and Reductions of Availability.

(a)

Borrowing Base.  Borrowers shall from time to time prepay the Loans in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base.  If and to the extent the Borrowing Base is at any time less than the Advance Amount as stated in Section 2.1, the Advance Amount shall be deemed to equal the Borrowing Base.

(b)

Casualty Events.  Upon the date fifteen (15) days following the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans, and the Advance Amount shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not previously applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.6.  Nothing in this clause (b) shall be deemed to limit any obligation of the Company or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including the Collateral Account) maintained by the Collateral Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

(c)

Equity Issuance.  Upon any Equity Issuance, the Company shall prepay the Loans, and the Advance Amount shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Equity Issuance, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.6.

(d)

Excess Cash Flow.  Not later than the date 90 days after the end of each fiscal year of the Company ending after the initial Closing Date, the Company shall prepay the Loans, and the Advance Amount shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 25% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Loans made during such fiscal year.

(e)

Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Investors to any Disposition not otherwise permitted under the Transaction Documents, no later than five Business Days prior to the occurrence of any such Disposition, Parent will deliver to the Investors a statement, certified by the chief financial officer of Parent, in form and detail satisfactory to the Collateral Agent, of the amount of the Net Available Proceeds of such Disposition and, to the extent such Net Available Proceeds (when taken together with the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made) shall exceed $100,000, the Company will prepay the Loans, and the Advance Amount shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition (together with 100% of the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.6.

(f)

Application.  Prepayments and reductions of the Advance Amount described in this Section 2.6 (other than in clause (a) above) shall be applied to the Loans in the inverse order of the maturities of the installments of the Loans then outstanding (and, after giving effect to such prepayment, any remaining unutilized Advance Amount shall be automatically reduced by an amount equal to the balance of the required prepayment).

2.7

Repayment of Loans.

(a)

The Company hereby promises to pay to the Cllateral Agent for the account of each Investor (and to each Investor) the entire outstanding principal amount of such Investor’s Loans, and each Loan shall mature, on the respective Credit Termination Date.

(b)

In addition, the Company hereby promises to pay to the Collateral Agent for the account of each Investor (and to each Investor) the principal of such Investors Loans in the installments payable as agreed pursuant to Section 2.2.

2.8

Interest.  The Company hereby promises to pay to the Collateral Agent for the account of each Investor (and to each Investor) interest on the unpaid principal amount of each Loan made by such Investor for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the rates per annum agreed pursuant to Section 2.2.

Notwithstanding the foregoing, the Company hereby promises the Collateral Agent for the account of each Investor (and to each Investor) interest at the applicable Post Default Rate on any Obligation held by such Investor to or for the account of such Investor, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), or during any period that a Default shall have occurred and be continuing, for the period from and including the due date of any such amount or occurrence of a Default to but excluding the date the same is paid in full or such Default shall no longer be continuing.

Except as otherwise agreed with respect to a Loan pursuant to Section 2.2, accrued interest on each Loan shall be payable (i) quarterly on the last day of each calendar quarter (each a “Quarterly Date”) and (ii) upon the payment or prepayment of such Loan, except that interest payable at the Post Default Rate shall be payable from time to time on demand.  .

2.9

Payments.

(a)

Except to the extent otherwise agreed with respect to a Loan pursuant to Section 2.2 or as otherwise provided in this Agreement, all payments of any Obligations, except to the extent otherwise provided in any other Transaction Document, shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Collateral Agent at such account maintained by the Collateral Agent and designated in writing to Parent not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)

The Company shall, at the time of making each payment under this Agreement of any Obligation for the account of any Investor, specify to the Collateral Agent (which shall so notify each intended recipient to which Obligation such payment is to be applied (and in the event that the Company fails to so specify, or if a Default has occurred and is continuing, the Collateral Agent may distribute such payment to the Investors for application in such manner as it or the Majority Investors may determine to be appropriate).

(c)

Each payment received by the Collateral Agent under this Agreement of any Obligation for the account of any Investor shall be paid by the Collateral Agent promptly to such Investor, in immediately available funds, for the Loan or other obligation in respect of which such payment is made.

(d)

If the due date of any payment of any Obligation would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

2.10

Pro Rata Treatment.  Except to the otherwise agreed with respect to a Loan pursuant to Section 2.2 or as otherwise provided in this Agreement:  (a) each borrowing of Loans from the Investors shall be made from the relevant Investors pro rata according to the amounts of their respective agreements to make Loans pursuant to Section 2.2; (b) the making Loans shall be made pro rata among the relevant Investors according to the of their respective agreements to make Loans pursuant to Section 2.2 and the then current maturity for each concurrently made Loan shall be coterminous; and (c) each payment on account of any Obligations to or for the account of one or more of the Investors in respect of any Obligations due on a particular day (or, if such day is not a Business Day, the next succeeding Business Day) shall be entitled to priority over payments in respect of Obligations not then due and shall be allocated among the Investors entitled to such payments pro rata in accordance with the respective amounts due and payable to such Investors on such day (or Business Day) and shall be distributed accordingly.  Nothing in this Section 2.10 shall be deemed to prevent, except in the case of shortfall, the differential indemnity and other amounts owing to or for the account of a particular Investor or Investors pursuant to any provisions of any Transaction Document which, by their terms, require differential payments.

2.11

Computations.  Interest on Loans shall be computed on the basis of a year of 360 days consisting of 12 30-day months and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable) occurring in the period for which payable.

2.12

Minimum Amounts.  Except for mandatory prepayments, each borrowing and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $250,000 or any larger multiple of $250,000 (borrowings or prepayments of Loans of different types or having different terms at the same time to be deemed separate borrowings and prepayments for purposes of the foregoing).

SECTION 3 GUARANTEE

3.1

Guarantee.

(a)

Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent and the other Secured Parties the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b)

Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be validly guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3.2).

(c)

Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent and the other Secured Parties hereunder.

(d)

The guarantee contained in this Section 3 shall remain in full force and effect until the Termination Date, notwithstanding that from time to time prior thereto the Company may be free from any Company Obligations.

(e)

No payment made by the Company, any of the Guarantors, any other guarantor or any other Person, or received or collected by the Collateral Agent or any other Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

3.2

Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 3.3. The provisions of this Section 3.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

3.3

No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, immediately upon receipt by such Guarantor, be turned over to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

3.4

Amendments, etc. with Respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Company Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party, as the case may be, and any of the Company Obligations continued, (ii) the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (iii) the TC&F Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or any other Secured Party may deem advisable from time to time, (iv) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released, or (v) the Collateral Agent or any other Secured Party shall have failed to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 3 or any property subject thereto.

3.5

Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 3 or acceptance of the guarantee contained in this Section 3; the Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified or waived, in reliance upon the guarantee contained in this Section 3 and the grant of the security interests pursuant to Section 4; and all dealings between the Company and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 3 and the grant of the security interests pursuant to Section 4. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 3 and the grant of the security interests pursuant to Section 4 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the TC&F Agreement or any other Transaction Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Collateral Agent or any other Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 3 and the grant of the security interests pursuant to Section 4, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations, or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person, or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

3.6

Reinstatement. The guarantee contained in this Section 3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.7

Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, without set-off or counterclaim in immediately available funds in Dollars in accordance with the TC&F Agreement and the Notes.

3.8

Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Company Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Collateral Agent and the other Secured Parties will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 4 GRANT OF SECURITY INTEREST

Each Borrower hereby pledges to the Collateral Agent, and hereby grants to the Collateral Agent, in each case for the benefit of the Collateral Agent and the other Secured Parties, a security interest in any and all property and assets now owned or at any time hereafter acquired by such Borrower, or in which such Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Borrower’s Secured Obligations including, but not limited to:

(a)

all Accounts;

(b)

all Chattel Paper;

(c)

all Commercial Tort Claims;

(d)

all Deposit Accounts;

(e)

all Documents;

(f)

all Equipment;

(g)

all General Intangibles, including all Intellectual Property;

(h)

all Instruments;

(i)

all Inventory;

(j)

all Investment Property;

(k)

all Letter-of-Credit Rights;

(l)

without limiting the generality of the foregoing, all Fixtures, all Intellectual Property, all Pledged Investments and all Receivables;

(m)

all books and records pertaining to the Collateral;

(n)

all Goods and other personal property not otherwise described above; and

(o)

to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all Supporting Obligations with respect to any of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

SECTION 5 REPRESENTATIONS AND WARRANTIES

To induce the Investors to enter into the TC&F Agreement and to make Loans pursuant thereto and pursuant to this Agreement, each of the Company and each Borrower, as to itself, hereby represents and warrants to the Collateral Agent and the other Secured Parties as of the date hereof that:

5.1

Representations in TC&F Agreement. The representations and warranties set forth in Section 3 of the TC&F Agreement as they relate to any Borrower or to the Transaction Documents to which any Borrower is a party, each of which is hereby incorporated herein by reference, are true and correct, and shall be incorporated by reference herein as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Borrowers’ knowledge.

5.2

Title; No Other Liens. Except for the security interest granted to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the TC&F Agreement, the Notes and the other Transaction Documents, if any, such Borrower owns each item of the Collateral free and clear of any and all Liens or claims, options or rights of others. Except for financing statements filed in respect of Parent in favor of Nations Interbanc (the “Interbanc Lien”), no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties, pursuant to this Agreement or as are permitted by the TC&F Agreement, the Notes and the other Transaction Documents, if any.

5.3

Perfected First Priority Liens. This Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a legal, valid and enforceable security interest in the Collateral.  Upon completion of the filings and other actions specified on Schedule 5.3 to this Agreement (which, in the case of all filings and other documents referred to on such Schedule 5.3, have been delivered to the Collateral Agent in completed and, where applicable, duly executed form), the security interest created by this Agreement together with such filings shall constitute a fully perfected security interest in all right, title and interest of the Borrowers in such Collateral as security for the Secured Obligations, in each case prior and superior in right to any other Person (except the Interbanc Lien with respect to Property of Parent, other than Pledged Investments, as to which the Liens in favor of the Collateral Agent shall be first priority superior Liens).

5.4

Jurisdiction of Organization; Location of Collateral.

(a)

On the date hereof, such Borrower’s jurisdiction and type of organization, legal name, organizational identification number, if any, and the location of its chief executive office or sole place of business are specified on Schedule 5.4.

(b)          On the date hereof, the material Inventory and the material Equipment (other than mobile goods and goods in transit) of such Borrower are kept at the locations listed on Schedule 5.4.

(c)          Schedule 5.4 also lists (i) all of such Borrower’s jurisdictions and types of organization, legal names and locations of chief executive office or sole place of business for the five years preceding the date hereof, if different from those referred to in Section 5.4(a), and (ii) the locations of such Borrower’s material Inventory and the material Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof if different from those referred to in Section 5.4(b).

5.5

Pledged Investments.

(a)

Schedule 5.5 sets forth a complete and accurate list of all Pledged Stock and Pledged Debt held by such Borrower as of the date hereof.

(b)

The shares of Pledged Stock pledged by such Borrower hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Borrower other than Excluded Equity.  Such shares represent all of the outstanding shares of Capital Stock of each such Issuer which is a Subsidiary other than Excluded Equity and except as noted on such Schedule 5.5.  All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)

Each issue of Pledged Debt constitutes a legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)

Such Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Investments pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

5.6

Receivables.

(a)

No amount payable to such Borrower under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b)

None of the Receivables are owed to the Borrowers by obligors that are Governmental Authorities.

5.7

Intellectual Property.

(a)

Schedule 5.7 lists all applications for registration and registered Intellectual Property owned by such Borrower in its own name on the date hereof.

(b)

On the date hereof, all Material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not, to the knowledge of such Borrower, infringe the intellectual property rights of any other Person.

(c)

No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Borrower’s rights in, any Material Intellectual Property.

(d)

No action or proceeding is pending, or to the knowledge of such Borrower threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Material Intellectual Property or such Borrower’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Material Intellectual Property.

5.8

Deposit Accounts; Securities Accounts; and Commodity Accounts. On the date hereof, such Borrower does not have any Deposit Accounts, Commodity Accounts or Securities Accounts that are not listed on Schedule 5.8 hereto.

5.9

Commercial Tort Claims. On the date hereof, such Borrower does not hold any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Borrower) in excess of $25,000 that is not listed on Schedule 5.9 hereto.

5.10         Letter-of-Credit Rights. On the date hereof, such Borrower is not the beneficiary under any letter of credit with a face amount in excess of $25,000 issued in favor of such Borrower that is not listed on Schedule 5.10 hereto.

5.11         Material Collateral. Such Borrower does not own, or have any other right or interest in, any Property included in the Collateral that cannot be perfected in the manner described in Section 5.3 (collectively, the “Non-Perfected Assets”), except for Non-Perfected Assets which together with the Non-Perfected Assets of all other Borrowers in the aggregate are not material to the Company and its Subsidiaries taken as a whole

SECTION 6

COVENANTS

The Company, as to itself and each of its Subsidiaries (other than the Borrowers), and each other Borrower, as to itself, covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Termination Date:

6.1

General Covenants.

(a)

Without the prior written consent of the Collateral Agent, unless expressly permitted by the TC&F Agreement, the Notes or any other Transaction Document, such Borrower will not (i) sell, assign, transfer, exchange, abandon, or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein except for sales of inventory in the ordinary course of business, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral or any interest therein, or (iii) enter into any agreement or undertaking restricting the right or ability of such Borrower or any Secured Party to sell, assign or transfer or vote any of the Collateral or any interest therein.

(b)

In addition, such Borrower shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Borrower or any of its Subsidiaries.

6.2

Notices. Such Borrower will advise the Collateral Agent promptly of:

(a)

any Lien (other than security interests created hereby or Liens permitted under the TC&F Agreement, the Notes or any other Transaction Document) on any of the Collateral; and

(b)

the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

6.3

Maintenance of Insurance.

(a)

Such Borrower will maintain, with financially sound and reputable companies, insurance policies as required by Section 3(r) of the TC&F Agreement and Section 11(m) of the Notes, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

(b)

All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as additional insured or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other material respects to the Collateral Agent.

(c)

The Company shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance during the month of January in each calendar year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

6.4

Payment of Obligations. Such Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower (to the extent such reserves are required by GAAP) and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein.

6.5

Maintenance of Perfected Security Interest; Further Documentation.

(a)

Such Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)

Such Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)

At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Borrower, such Borrower will promptly and duly execute and deliver, and, if applicable, have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment

Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

6.6

Changes in Locations, Name, etc.  Such Borrower will not, except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)

 change its jurisdiction of organization or, in the case of any Borrower that is not a registered organization (as defined in the New York UCC), the location of its chief executive office or sole place of business from that referred to in Section 5.4; or

(ii)

change its name, identity or corporate structure.

6.7

Delivery of Instruments and Chattel Paper. All (i) Promissory Notes issued by any Borrower and held by another Borrower and (ii) if any amount payable under or in connection with any of the other Collateral shall be or become evidenced by any Instrument (other than checks received in the ordinary course of business) or Chattel Paper, such Instrument or Chattel Paper shall be delivered as soon as possible (but in any event within five Business Days) to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

6.8

Pledged Investments; Securities Accounts; Deposit Accounts.

(a)

If any Pledged Investments now owned or hereafter acquired by any Borrower are certificated Securities and (i) are issued by any Borrower or any Subsidiary of a Borrower or (ii) issued by any other Person and not held in a Securities Account, such Borrower shall deliver as soon as possible (but in any event within five Business Days) the certificates evidencing the same to the Collateral Agent in the exact form received, duly indorsed by such Borrower to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Borrower and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for such Borrower’s Secured Obligations.

(b)

If any Pledged Investments now owned or hereafter acquired by any Borrower are uncertificated Securities and, in either case, (i) are issued by any Borrower or any Subsidiary of a Borrower or (ii) issued by any other Person and not held in a Securities Account, such Borrower shall notify the Collateral Agent as soon as possible (but in any event within five Business Days) thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the Issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Borrower, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

(c)

If such Borrower shall now or hereafter have rights in any Securities Account with any securities intermediary, such Borrower shall notify the Collateral Agent as soon as possible (but in any event within five Business Days) thereof and, pursuant to an Account Control Agreement, cause such securities intermediary to agree to comply with entitlement orders or other instructions originated by the Collateral Agent to such securities intermediary as to the securities or other financial assets contained therein without consent from such Borrower

(d)

If such Borrower shall now or hereafter have rights in any Deposit Account maintained with any bank, such Borrower shall notify the Collateral Agent as soon as possible (but in any event within five Business Days) thereof and, pursuant to an Account Control Agreement, cause such bank to agree to comply with instructions to such bank originated by the Collateral Agent directing the disposition of funds in such Deposit Account without consent from such Borrower.

(e)

The Collateral Agent agrees with each of the Borrowers that the Collateral Agent shall not give any such entitlement orders, instructions or directions referred to in paragraph (b), (c)

or (d) above to any Issuer, securities intermediary or bank, and shall not withhold its consent to the exercise of any withdrawal or dealing right by any Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a Securities Account for which the Collateral Agent is the securities intermediary or Account as to which the Collateral Agent is the bank.

(f)

 Except as provided in Section 7.3, such Borrower shall be entitled to receive all cash dividends and distributions paid in respect of the Pledged Investments (except liquidating or distributing dividends). Any sums paid upon or in respect of the Pledged Investments upon the liquidation or dissolution of any Issuer or at a time when a Borrower is not permitted to receive such sums under Section 7.3 shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Investments or any property shall be distributed upon or with respect to the Pledged Investments pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Investments shall be received by such Borrower, such Borrower shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Borrower, as additional collateral security for the Obligations.

(g)

In the case of each Borrower that is also an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Investments issued by it and will comply with such terms insofar as such terms are applicable to it, including complying with instructions from the Secured Party as to such Pledged Investments, without further consent of any Borrower, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Sections 6.8(a), (b) and (f) with respect to the Pledged Investments issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 with respect to the Pledged Investments issued by it.

(h)

In the case of each Issuer that is not a Borrower, such Issuer shall, and the Borrower of the Pledged Investments issued by such Issuer shall cause such Issuer to, acknowledge and agree to the pledge and grant of a security interest in the Pledged Investments by a writing in the form of Annex I hereto.

(i)

 To the extent permitted by applicable law, any Subsidiary of the Company as of the date of this Agreement that is not a Guarantor or Borrower hereunder shall execute and deliver, within ten days of the Closing Date, a negative pledge agreement (or as applicable, a joinder agreement to an existing negative pledge agreement) pursuant to which such Subsidiary will undertake not to create, incur or permit to exist, any Lien or other interest in breach of Section 6.1 herein with respect to any of its assets now held or hereinafter acquired.

6.9

Receivables.

(a)

Other than in the ordinary course of business consistent with its past practice, such Borrower will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)

Such Borrower will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

6.10         Intellectual Property.

(a)

Such Borrower (either itself or through licensees) will (i) continue to use each Material Trademark on each and every trademark class of goods applicable to its current product or service lines in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)

Such Borrower (either itself or through licensees) will not do any act, or omit to do any act, whereby any Material Patent may become forfeited, abandoned or dedicated to the public.

(c)

Such Borrower (either itself or through licensees) (i) will employ each Material Copyright and (ii) will not do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired or fall into the public domain.

(d)

Such Borrower (either itself or through licensees) will not do any act that knowingly infringes the intellectual property rights of any other Person.

(e)

Such Borrower will notify the Collateral Agent as soon as possible (but in any event within five Business Days) if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Borrower’s ownership of, or the validity of, any Material Intellectual Property or such Borrower’s right to register the same or to own and maintain the same.

(f)

 Whenever such Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Borrower shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Borrower shall execute and deliver, and have recorded, if applicable, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Intellectual Property.

(g)

Such Borrower will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)

In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Borrower shall (i) take such actions as such Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, after taking reasonable and customary measures to stop such infringement, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

6.11         Electronic Chattel Paper and Transferable Records. If any Borrower at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Borrower shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Borrower that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Borrower to make alterations to the Electronic Chattel Paper or transferable record permitted under New York UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Borrower with respect to such Electronic Chattel Paper or transferable record.

6.12         Letter-of-Credit Rights. If any Borrower is at any time a beneficiary under any letter of credit now or hereafter issued in favor of such Borrower in amounts in the aggregate for all Borrowers in excess of $25,000, such Borrower shall promptly notify the Collateral Agent thereof and such Borrower shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letters of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letters of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letters of credit are to be applied as provided in the TC&F Agreement.

6.13         Commercial Tort Claims. If any Borrower shall at any time hold or acquire any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Borrower) in excess of $25,000, such Borrower shall promptly notify the Collateral Agent in writing signed by such Borrower of the brief details thereof and grant to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

6.14         Notice of Creation or Acquisition of Additional Collateral. Within 45 days after the end of each fiscal quarter, Company shall furnish the Collateral Agent with a report listing for such quarter:

(a)

any Subsidiary formed or acquired by any Borrower;

(b)

any certificated Securities or uncertificated Securities not held in a Securities Account acquired by any Borrower;

(c)

any change in name, jurisdiction of organization, chief executive officer of any Borrower;

(d)

all Promissory Notes, Instruments or Chattel Paper received by any Borrower;

(e)

any Securities Account, Commodities Account or Deposit Account opened by any Borrower;

(f)

 all applications for and registration received by any Borrower in respect of any Intellectual Property;

(g)

any Letter of Credit Rights acquired by any Borrower; and

(h)

any Commercial Tort Claims acquired by any Borrower.

6.15         Subordination of Indebtedness among Borrowers. Each Borrower hereby agrees that any Indebtedness of any other Borrower now or hereafter owing to such Borrower, whether heretofore, now or hereafter created (the “Borrower Subordinated Debt”), is hereby subordinated to all of the Obligations to the extent set forth in this Section 6.15. From and after the receipt from the Collateral Agent of a notice that (i) a Default has occurred and continuing and (ii) that the Collateral Agent is exercising its rights under this Section 6.15 (a “Notice of Actionable Default”) and prior to the withdrawal of all pending Notices of Actionable Default, the Borrower Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Agreement is terminated and of no further force or effect. No Borrower shall accept any payment of or on account of any Borrower Subordinated Debt at any time in contravention of the foregoing or the TC&F Agreement. From and after the delivery by the Collateral Agent of a Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, each Borrower shall pay to the Collateral Agent any payment of all or any part of the Borrower Subordinated Debt and any amount so paid to the Collateral Agent shall be applied to payment of the Obligations in such order as the Collateral Agent may elect. Each payment on the Borrower Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Borrower as trustee for the Collateral Agent and the other Secured Parties and shall be paid over to the Collateral Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Borrower’s liability herein. Each Borrower agrees to file all claims against any Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Borrower Subordinated Debt, and the Collateral Agent shall be entitled to all of such Borrower’s rights thereunder. If for any reason a Borrower fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Borrower hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Borrower’s name to file such claim or, in the Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Borrower hereby assigns to the Collateral Agent all of such Borrower’s rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than such Borrower’s liability hereunder and under the other Transaction Documents, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Borrower hereby irrevocably appoints the Collateral Agent as its attorney in fact to exercise all of such Borrower’s voting rights in respect of any Borrower Subordinated Debt (other than in its capacity as a debtor or a debtor-in-possession) in connection with any bankruptcy proceeding or any plan for the reorganization of any Borrower. Each Borrower that is an obligor on any Borrower Subordinated Debt hereby consents to the provisions of this Section 6.15 and agrees to be bound by them.

6.16         Permitted Restructuring. Notwithstanding the foregoing provisions of this Section 6, each Borrower other than the Company shall be entitled to be liquidated, dissolved or wound up or to be merged with or otherwise transfer any of its assets and liabilities to the Company or one or more Subsidiaries of the Company, so long as the Borrower (i) gives the Collateral Agent at least 90 days’ prior written notice of such transaction and (ii) delivers to the Collateral Agent all such documents and takes all such other actions as are reasonably requested by the Collateral Agent in order to ensure that the Company or one or more of its Subsidiaries assumes all obligations of the Borrower under this Agreement and pledges, on terms at least as favorable as existed immediately prior to the applicable transaction, all Collateral pledged by such Borrower immediately prior to such transaction.

SECTION 7 REMEDIAL PROVISIONS

7.1

Certain Matters Relating to Receivables.

(a)

The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each

Borrower shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s reasonable request and at the expense of the relevant Borrower, such Borrower shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables

(b)

The Collateral Agent hereby authorizes each Borrower to collect such Borrower’s Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Borrower, (i) shall be immediately (and, in any event, within two Business Days) deposited by such Borrower in the exact form received, duly indorsed by such Borrower to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Borrower in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Borrower. Each such deposit of payments of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)

After the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s request, each Borrower shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

7.2

Communications with Obligors; Borrowers Remain Liable.

(a)

The Collateral Agent, in its own name or in the name of others, may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables or other contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or other contracts.

(b)

Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Borrower shall notify obligors on the Receivables or other contracts that the Receivables or other contracts have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)

Anything herein to the contrary notwithstanding, each Borrower shall remain liable under each of the Receivables and all other contracts included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Collateral Agent and the other Secured Parties shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or other contracts by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Borrower under or pursuant to any Receivable (or any agreement giving rise thereto) or other contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.3

Pledged Investments.

(a)

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Borrower of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.3(b), each Borrower shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all cash payments made in respect of the Pledged Debt, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the TC&F Agreement and the Notes and to exercise all voting and corporate or other rights with respect to the Pledged Investments; provided, however, that no vote shall be cast or corporate or other right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Notes, this Agreement or any other Transaction Document.

(b)

If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise its rights pursuant to this Section 7.3(b) to the relevant Borrower or Borrowers, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Investments and make application thereof to the Obligations in such order as the Collateral Agent may determine, and/or (ii) any or all of the Pledged Investments may be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Investments at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Investments as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Investments upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Borrower or the Collateral Agent of any right, privilege or option pertaining to such Pledged Investments, and in connection therewith, the right to deposit and deliver any and all of the Pledged Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent and the other Secured Parties shall have no duty to any Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Borrower hereby appoints the Collateral Agent, which appointment shall be exercisable only upon the occurrence and during the continuance of an Event of Default, such Borrower’s true and lawful attorney-in-fact and grants to the Collateral Agent an IRREVOCABLE PROXY to exercise any action contemplated by the immediately preceding sentence in any manner the Collateral Agent reasonably deems advisable for or against all matters submitted or which may be taken by the shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(c)

Each Borrower hereby authorizes and instructs each Issuer of any Pledged Investments pledged by such Borrower hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Borrower, and each Borrower agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Investments directly to the Collateral Agent.

7.4

Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent specified in Section 7.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Borrower consisting of cash, checks and other near-cash items shall be held by such Borrower in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Borrower, and shall, as soon as possible (but in any event within five Business Days) following receipt by such Borrower, be turned over to the Collateral Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Borrower in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5 hereof.

7.5

Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may, or at the direction of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding shall, apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 3, in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply shall continue to be held as collateral security for the Obligations. Any balance of such Proceeds remaining after the Termination Date or after all Events of Default have been cured or waived shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

7.6

Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Borrower, which right or equity is hereby waived and released. Each Borrower further agrees, at the Collateral Agent’s request, if an Event of Default shall occur and be continuing, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Borrower’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, including reasonable attorneys’ fees and other charges, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) and (4) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Borrower. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

7.7

Private Sale; Registration Rights. (a)  If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Investments pursuant to Section 7.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Investments, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Borrower will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the Issuer of such Pledged Investments to take such action, and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of the Collateral Agent to permit the public sale of such Pledged Investments including to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such agreements, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register and sell the Pledged Investments, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Investments, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and

Exchange Commission applicable thereto or in the opinion of any underwriters selected by Collateral Agent to effectuate such purchase. Each Borrower further agrees to indemnify, defend and hold harmless the Collateral Agent, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and other charges of legal counsel to the Collateral Agent) and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Borrower or the Issuer of such Pledged Investment by the Collateral Agent expressly for use therein. Each Borrower further agrees, upon written request, to use its best efforts to qualify, file or register, or cause the Issuer of such Pledged Investments to (x) qualify, file or register any of the Pledged Investments under the “Blue Sky” or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations and (y) to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. Each Borrower will bear all costs and expenses of carrying out its obligations under this Section 7.7.

(b)

Each Borrower recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Investments, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely because it has had such a result. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)

Each Borrower agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Investments pursuant to this Section 7.7 valid and binding and in compliance with any and all applicable Requirements of Law.  Each Borrower further agrees that a breach of any of the covenants contained in this Section 7.7 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.7 shall be specifically enforceable against such Borrower, and such Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the TC&F Agreement.

7.8

Deficiency. Each Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

7.9

Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Borrower hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Borrowers) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license (i) shall be subject to those exclusive Copyright Licenses, Patent Licenses and Trademark Licenses

granted by the Borrowers to other Persons in effect on the date hereof and those granted by any Borrower hereafter, as permitted under the Transaction Documents, to the extent conflicting, (ii) may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default, provided, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Borrowers notwithstanding any subsequent cure of an Event of Default, and (iii) apply to the use of the Trademarks in connection with goods and services of similar type and quality to those theretofore sold by such Borrower under such Trademark.

SECTION 8 THE COLLATERAL AGENT

8.1

Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)

Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Borrower hereby gives the Collateral Agent the power and right, on behalf of such Borrower, without notice to or assent by such Borrower, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

(i)

in the name of such Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral, and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)

in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Borrower relating thereto or symbolized thereby;

(iii)

pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Transaction Document and pay all or any part of the premiums therefor and the costs thereof;

(iv)

execute, in connection with any sale provided for in Sections 7.6 or 7.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)

direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi)

ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(vii)

sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(viii)

commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(ix)

defend any suit, action or proceeding brought against such Borrower with respect to any Collateral;

(x)

settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;

(xi)

assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xii)          generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Borrower’s expense (including reasonable attorneys’ fees), at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Borrower might do.

(b)

If any Borrower fails to perform or comply with any of its agreements contained herein or in any contract included in the Collateral, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)

The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to 2% per month from the date of payment by the Collateral Agent to the date reimbursed by the relevant Borrower, shall be payable by such Borrower to the Collateral Agent on demand.

(d)

Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2

Duties of Collateral Agent.

(a)

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.

(b)

None of the Collateral Agent or any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)

The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3

Filing of Financing Statements. Each Borrower authorizes the Collateral Agent to file or record financing statements, any amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Borrower in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent and the other Secured Parties under this Agreement including any financing statement describing the collateral as “all assets,” “all personal property” or any similar description. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

8.4

Authority of Collateral Agent. Each Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the TC&F Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9 MISCELLANEOUS

9.1

Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10(e) of the TC&F Agreement.

9.2

Notices. All notices, requests and demands to or upon the Secured Parties or the Borrowers hereunder shall be effected in the manner provided for in Section 10(f) of the TC&F Agreement; provided that any such notice, request or demand to or upon the Borrowers shall be addressed to them at their notice address set forth on Schedule 9.2.

9.3

No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers or privileges provided by law.

9.4

Enforcement Expenses; Indemnification.

(a)

Each Borrower agrees to pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Borrower its Secured Obligations or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Borrower is a party, including the fees and other charges of counsel (such as the allocated fees and expenses of in-house counsel) to the Collateral Agent or such Secured Party.

(b)

Each Borrower agrees to pay, indemnify and hold the Collateral Agent and each other Secured Party harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, sales and other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)

Each Borrower agrees to pay, indemnify and hold the Collateral Agent and the other Secured Parties and the other Indemnitees harmless from any and all Indemnified Liabilities and claims with respect to the execution, delivery, enforcement, performance and administration of this

Agreement to the extent the Company would be required to do so pursuant to Section 8 of the TC&F Agreement.

(d)

The agreements in this Section 9.4 shall survive the termination of this Agreement and the repayment of the Obligations and all other amounts payable under the TC&F Agreement, the Notes and the other Transaction Documents.

9.5

Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns and, to the extent expressly provided herein, their respective officers, directors, employees, affiliates, agents, advisors and controlling persons including as provided in Section 9.4; provided that no Borrower may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void.

9.6

Counterparts; Borrowers’ Separate Agreements. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Agreement shall become effective as to any Borrower when a counterpart hereof executed on behalf of such Borrower shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent. This Agreement shall be construed as a separate agreement with respect to each Borrower and may be amended, modified, supplemented, waived or released with respect to any Borrower without the approval of any other Borrower and without affecting the obligations of any other Borrower hereunder.

9.7

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

9.8

Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.9

Integration. This Agreement and the other Transaction Documents represent the agreement of the Borrowers, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

9.10

GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.11

Arbitration; Jurisdiction.

(a)

Any dispute between the parties under or related to any Transaction Agreement shall be submitted to confidential arbitration pursuant to the expedited commercial arbitration rules of Pan Pacific Arbitration.  The venue of any such arbitration shall be Los Angeles County, California.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY

HAVE, AND AGREES NOT TO REQUEST, THAT A COURT HEAR ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)

Each party agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(c)

Each party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.11 any special, exemplary, punitive or consequential damages.

9.12

Acknowledgments. Each Borrower hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(b)

the Collateral Agent and the other Secured Parties have no fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Borrowers, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby.

9.13

Additional Guarantors and Borrowers.

(a)

Each Person that is not a Subsidiary of the Company as of the date of this Agreement, but becomes a Subsidiary of the Company after such date, and is (x) not a Foreign Subsidiary or (y) a Foreign Subsidiary that is also a Disregarded Person (unless such Disregarded Person is owned by a Foreign Subsidiary (including through one or more Disregarded Persons wholly owned by a Foreign Subsidiary)) shall become a Guarantor and Borrower for all purposes of this Agreement promptly upon becoming a Subsidiary by execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex II hereto (it being understood for the avoidance of doubt that any pledge or security granted by such Person shall not include any Excluded Property).  Upon the execution and delivery by any Subsidiary of an Assumption Agreement, the supplemental schedules attached to such Assumption Agreement shall be incorporated into and become a part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Assumption Agreement.

(b)

Each Person that is not a Subsidiary of the Company as of the date of this Agreement, but becomes a Subsidiary of the Company after such date, and does not become a Guarantor or Borrower for the purposes of this Agreement shall, and the Borrowers shall cause such Subsidiary to, to the extent permitted by applicable law, join the negative pledge agreement referred to in Section 6.8(i) herein, expressly acknowledge the negative pledge contained therein and agree to be bound by all the terms thereof.

9.14

Releases.

(a)

On the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination and the guarantee in Section 3 with respect to such surviving obligations) of the parties hereto shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrowers.  At the request and sole expense of any Borrower following any such termination, the Collateral Agent shall deliver to such Borrower any Collateral held by the

Collateral Agent hereunder, and execute and deliver to such Borrower such documents as such Borrower shall reasonably request to evidence such termination.

(b)

If any of the Collateral shall be sold, transferred or otherwise disposed of by any Borrower in a transaction permitted by the TC&F Agreement, then the Collateral Agent, at the request and sole expense of such Borrower, shall execute and deliver to such Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Borrower which is a Subsidiary of the Company shall be released from its obligations hereunder in the event that all the Capital Stock of such Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the TC&F Agreement; provided that the Company shall have delivered to the Collateral Agent, at least ten Business Days (or such shorter period reasonably acceptable to the Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Borrower and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the TC&F Agreement and the other Transaction Documents.

9.15

Foreign Borrower Provisions. Each Borrower that is a Foreign Borrower agrees as follows:

(a)

The Foreign Borrower hereby irrevocably and unconditionally appoints CT Corporation System (the “Process Collateral Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of such Foreign Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding referred to in Section 9.11 and agrees promptly to appoint a successor Process Collateral Agent in The City of New York (which successor Process Collateral Agent shall accept such appointment in writing in form and substance reasonably satisfactory  to the Collateral Agent) prior to the termination for any reason of the appointment of the initial Process Collateral Agent.  In any action or proceeding, such service may be made on such Foreign Borrower by delivering a copy of such process to such Foreign Borrower in care of the Process Collateral Agent at such Process Collateral Agent’s above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Borrower at its address referred to in Section 9.2 (such service to be effective upon such receipt by the Process Collateral Agent and the depositing of such process in the mails as aforesaid). Such Foreign Borrower hereby irrevocably and unconditionally authorizes and directs such Process Collateral Agent to accept such service on its behalf.

(b)

To the extent that such Foreign Borrower has or hereafter acquires any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its Property, such Foreign Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Transaction Documents.

(c)

The Obligations of such Foreign Borrower shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in the Judgment Currency, Collateral Agent may in accordance with normal banking procedures purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to Collateral Agent in Dollars, such Foreign Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Collateral Agent against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to Collateral Agent, Collateral Agent agrees to remit to such Foreign Borrower, such excess.

9.16

Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Loan, Guarantee, and Collateral Agreement to be duly executed and delivered as of the date first above written.

PROBE MANUFACTURING, INC., as Company and Borrower
By:
Kambiz Mahdi Chief Executive Officer
CLEAN ENERGY HRS LLC, as Company and Borrower
By:
Name: Title:

AGREED AND ACCEPTED

ETI PARTNERS IV LLC, as Collateral Agent

By ENERGY TECHNOLOGY INNOVATIONS INC., Manager By:
Meddy Sahebi
President

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Annex I toLoan, Guarantee, and Collateral Agreement

FORM OF ACKNOWLEDGEMENT OF PLEDGE

ACKNOWLEDGEMENT OF PLEDGE, dated as of ______ [    ], 20__ (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by [ISSUER] _______________ (the “Acknowledging Pledgee”) in favor of ETI Partners IV LLC, a Delaware limited liability company, in its capacity as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) pursuant to the TC&F Agreement (as defined in the Loan, Guarantee and Collateral Agreement referred to below).  All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the Loan, Guarantee, and Collateral Agreement, dated as of September 11, 2015 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by and among the Borrowers in favor of the Collateral Agent, the Pledged Investments, other than any Excluded Equity, issued by the Acknowledging Pledgee have been pledged to the Collateral Agent; and

WHEREAS, pursuant to Section 6.8(h) of the Guarantee Collateral Agreement, the Acknowledging Pledgee is required to acknowledge and agree to the pledge and the grant of the security interest in such Pledged Investments.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Pledge Acknowledgment.  The Acknowledging Pledgee hereby acknowledges and agrees that (i) it has received a true and complete copy of the Guarantee and Collateral Agreement, (ii) it shall be bound by the terms of the Guarantee and Collateral Agreement relating to the Pledged Investments issued by it and will comply with such terms insofar as such terms are applicable to it, including complying with instructions from the Secured Party as to such Pledged Investments, without further consent of any Borrower, (iii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Sections 6.8(a), (b) and (f) of the Guarantee and Collateral Agreement with respect to the Pledged Investments issued by it and (iv) the terms of Sections 7.3(c) and 7.7 of the Guarantee and Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 of the Guarantee and Collateral Agreement with respect to the Pledged Investments issued by it.

2.

Notices.  Any notices, requests or other communications to the Acknowledging Pledgee hereunder must be in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid facsimile, telecopy, telegram (with messenger delivery specified), or other method of electronic communication, the address listed in the signature pages hereto.  The parties may change the address at which they receive notice by giving notice to each other in the foregoing manner.  Notices, requests or other communications sent in accordance with this Section 2 shall be deemed to be received on the earlier of the date of actual receipt or five calendar days after deposit in United States mail.

3.

Amendments in Writing; No Waiver; Cumulative Remedies.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent in accordance with Section 10(e) of the TC&F Agreement and the Acknowledging Pledgee; provided that any provision of this Agreement may be waived by the Collateral Agent in accordance with Section 10(e) of the TC&F Agreement in a letter or agreement

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executed by the Collateral Agent or by facsimile telecopy, telegram or other method of electronic communication from the Collateral Agent.

No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

4.

Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Acknowledging Pledgee and shall inure to the benefit of the Collateral Agent and its respective successors and assigns; provided that the Acknowledging Pledgee may not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void.

5.

Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.

Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.

Dispute Resolution.  Any dispute between the parties under or related to this Agreement shall be submitted to confidential arbitration pursuant to the expedited commercial arbitration rules of Pan Pacific Arbitration.  The venue of any such arbitration shall be Los Angeles County, California.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, THAT A COURT HEAR ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  Each party agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.  Each party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9 any special, exemplary, punitive or consequential damages.  The Acknowledging Pledgee hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to the Acknowledging Pledgee at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Acknowledging Pledgee hereby irrevocably and unconditionally appoints CT Corporation System (the “Pledgee Process Collateral Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of such Acknowledging Pledgee and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding referred to

2

above or any other proceeding and agrees promptly to appoint a successor Pledgee Process Collateral Agent in The City of New York (which successor Pledgee Process Collateral Agent shall accept such appointment in writing in form and substance reasonably satisfactory to the Collateral Agent) prior to the termination for any reason of the appointment of the initial Pledgee Process Collateral Agent.  In any action or proceeding such service may be made on such Acknowledging Pledgee by delivering a copy of such process to such Acknowledging Pledgee in care of the Pledgee Process Collateral Agent at such Pledgee Process Collateral Agent’s above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Acknowledging Pledgee at its address referred to in Section 2 of this Agreement (such service to be effective upon such receipt by the Pledgee Process Collateral Agent and the depositing of such process in the mails as aforesaid).  Such Acknowledging Pledgee hereby irrevocably and unconditionally authorizes and directs such Pledgee Process Collateral Agent to accept such service on its behalf.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

10.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.

Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

12.

Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

[Signatures follow on next page.]

3

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement of Pledge as of       day of       , 20__.

[ISSUER],
a ________

By:
Name:
Title:

Address:

ACCEPTED and agreed as of        day of          , 20      .

ETI Partners IV LLC, a Delaware limited liability company

By:
Name:
Title:

Annex II toLoan, Guarantee, and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of         , 20  , made by

    , a

    (the “Additional Borrower”), in favor of ETI Partners IV LLC, a Delaware limited liability company, as Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan, Guarantee, and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Probe Manufacturing, Inc., a Nevada corporation (the “Company”), the Investors and the Collateral Agent, among others, have entered into a TC&F Agreement, dated as of September 11, 2015 (as amended, supplemented or otherwise modified from time to time, the “TC&F Agreement”);

WHEREAS, in connection with the TC&F Agreement, the Company and certain of its Affiliates (other than the Additional Borrower) have entered into the Loan, Guarantee, and Collateral Agreement, dated as of September 11, 2015, (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties;

WHEREAS, the TC&F Agreement requires the Additional Borrower to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Borrower has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.

  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Borrower, as provided in Section 9.13 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Borrower thereunder with the same force and effect as if originally named therein as a Guarantor and Borrower and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Borrower thereunder.  In furtherance of the foregoing, the Additional Borrower, as security for the payment and performance in full of the Obligations, does (x) hereby create and grant to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a security interest in all of the Additional Borrower’s right, title and interest in and to the Collateral of the Additional Borrower and (y) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Company when due (whether at the stated maturity by acceleration or otherwise) of the Company Obligations.  Each reference to a “Subsidiary,” a “Borrower” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the Additional Borrower.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Borrower hereby represents and warrants as to itself that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement applicable to it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.

  Representations of Additional Borrower.  The Additional Borrower represents and warrants to the Collateral Agent and the other Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’

rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.

  Counterparts; Binding Effect.  This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  This Assumption Agreement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Borrower and (b) the Collateral Agent has executed a counterpart hereof.  Delivery of an executed counterpart of a signature page of this Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

4.

  Full Force and Effect.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

5.

  Severability.  Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guarantee and Collateral Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.

  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 9.2 of the Guarantee and Collateral Agreement.  All communications and notices hereunder to the Additional Borrower shall be given to it at the address set forth under its signature below.

7.

  Fees and Expenses.  The Additional Borrower agrees to reimburse the Collateral Agent and each other Secured Party for its reasonable out-of-pocket expenses in connection with this Assumption Agreement, including the reasonable fees and other charges of counsel to the Collateral Agent and each other Secured Party.

8.

  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL BORROWER], as Guarantor and Borrower

By:
Name:
Title:

Address for Notices:

AGREED TO AND ACCEPTED

ETI Partners IV LLC, as Collateral Agent By Energy Technology Innovations, Inc., Manager

By:
Name:
Title: